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                                                                EXHIBIT 5.1

                  [SONNENSCHEIN NATH & ROSENTHAL LETTERHEAD]




                              MITCHELL L. HOLLINS
                                 (312) 876-8144

                               October 10, 1996


First Merchants Acceptance Corporation
570 Lake Cook Road, Suite 126
Deerfield, IL  60015

Gentlemen:

         We have acted as counsel to First Merchants Acceptance Corporation, a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to $51,750,000 principal amount of Subordinated Reset Notes due 2006 (the "Notes") pursuant to the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and to which this opinion is an exhibit (together with all exhibits thereto, the "Registration Statement"). This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company as currently in effect, (iii) the Amended and Restated Bylaws of the Company as currently in effect, (iv) the form of Indenture (the "Indenture") between the Company and LaSalle National Bank, as Trustee, filed as an exhibit to the Registration Statement, under which the Notes are to be issued, and (v) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Notes, the filing of the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents
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                  [SONNENSCHEIN NATH & ROSENTHAL LETTERHEAD]

First Merchants Acceptance Corporation
October 10, 1996
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and the validity and binding effect thereof.  As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Notes have been legally authorized, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture and the Notes (in substantially the forms set forth in Exhibit 4.1 to the Registration Statement), will be legally issued, and will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinion rendered above relating to the enforceability of the Indenture and the Notes is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,

                                SONNENSCHEIN NATH & ROSENTHAL


                                By:   /s/ Mitchell L. Hollins
                                      Mitchell L. Hollins